                                                   Exhibit 4.2


            [As filed by the Department of State of the State of New
                            York on November 1, 2001]

                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                               VENATOR GROUP, INC.

                Under Section 805 of the Business Corporation Law

                          ---------------------------

         We, the undersigned, Gary M. Bahler and Sheilagh M. Clarke, being, respectively, the Senior Vice President and Secretary and the Assistant Secretary of Venator Group, Inc., a corporation organized under the laws of the State of New York (the "Corporation"), do hereby state and certify that:

         1. The name of the Corporation is Venator Group, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on April 7, 1989 under the name Woolworth Corporation.

         3. The Certificate of Incorporation is hereby amended, as authorized by
Section 801 of the Business Corporation Law of the State of New York, to change the name of the Corporation (in Article FIRST of such Certificate of Incorporation). To effect such amendment, Article FIRST of the Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

         "FIRST -- The name of the corporation is Foot Locker, Inc. (hereinafter called the 'Corporation')."

         4. The amendment of the Certificate of Incorporation set forth above was authorized by vote of the Board of Directors at a meeting duly called and held on August 8, 2001, a quorum being present, followed by the required vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at a special meeting of shareholders of the Corporation which was duly called and held on November 1, 2001, a quorum being present.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation and do affirm the foregoing as true under the penalties of perjury as of this 1st day of November 2001.


/s/ Gary M. Bahler                         /s/ Sheilagh M. Clarke
------------------------------------       ------------------------------------
Gary M. Bahler                             Sheilagh M. Clarke
Senior Vice President and Secretary        Assistant Secretary